Exhibit 10.1

                               S.Y. BANCORP, INC.

                            2005 STOCK INCENTIVE PLAN

                            ARTICLE 1 -- INTRODUCTION

                                    ARTICLE 2


2.1 Purpose. The name of this plan is the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to further the best interests of S.Y. Bancorp, Inc. (the "Company") by (a) assisting the Company and its Affiliates (as hereinafter defined) in attracting and retaining highly qualified key employees and directors and (b) providing such persons with an additional incentive to work to increase the value of the Company's stock by granting them a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Company believes that an equity stake through equity compensation programs effectively aligns employee, director and stockholder interest by motivating and rewarding long-term performance that will enhance stockholder value.

2.2 Effectiveness and Term. This Plan shall become effective as of April 27, 2005, subject to its approval by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the 2005 annual meeting of the stockholders of the Company duly held in accordance with applicable law. Unless terminated sooner by action of the Board pursuant to the provisions of Section 11.1, this Plan shall terminate on April 26, 2015.

                             ARTICLE 3--DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

3.1 "Affiliate" means a "parent corporation" or a "subsidiary corporation" of the Company, as those terms are defined in sections 424(e) and (f) of the Code, respectively. "Subsidiary corporation" includes any entity which becomes a Subsidiary corporation after the date of adoption of this Plan.

3.2 "Award" means an award granted to a Participant in the form of Options, SARs or Restricted Stock, whether granted singly or in combination.

3.3 "Award Agreement" shall mean a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

3.4     "Board" means the Board of Directors of the Company.

3.5 A "Change of Control" shall be deemed to have taken place for purposes of the Plan if

        (i) any Person (as defined in this Section 2.5) is or becomes the Beneficial Owner (as defined in this Section 2.5) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (unless (A) such Person is the


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     Beneficial Owner of 20% or more of such securities as of April 27, 2005 or
     (B) the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Company);

        (ii) during any period of two consecutive years beginning after April 27, 2005, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

        (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 80% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

        (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of the definition of Change in Control, "Person" shall have the meaning ascribed to such tern) in Section 3 (a) (9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any Subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any Subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

          For purposes of the definition of Change of Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above,


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     whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

3.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

3.7 "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of three or more members of the Board, each of whom is both a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of such term as contained in applicable regulations interpreting section 162(m) of the Code; provided, however, that with respect to the application of the Plan to Awards made to Directors, "Committee" means the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

3.8 "Common Stock" means the common stock of the Company, no par value per share, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

3.9     "Company" means S.Y. Bancorp, Inc.

3.10 "Director" shall mean a member of the Board of Directors of the Company or of any Affiliate.

3.11 "Effective Date" means the date this Plan becomes effective as provided in Section 1.2.

3.12 "Employee" means an employee of the Company or an Affiliate; provided, however, that the term "Employee" does not include a nonemployee director or an individual performing services for the Company or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

3.13    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

3.14 "Fair Market Value" means (a) if the Common Stock is listed on a national securities exchange or market, the closing price per share on a given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported in terms of bid and asked prices, the average of the closing bid and asked prices for a share on a given date; and (c) if the Common Stock is not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.


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3.15    "Grant Date" means the date an Award is determined to be effective by the Committee upon the grant of such Award, which shall in no event be earlier than the date the Committee acts to make the grant.

3.16 "Incentive Stock Option" means an Option that is intended to meet the requirements of section 422(b) of the Code.

3.17 "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

3.18 "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

3.19 "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article 7. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

3.20 "Participant" means an Employee or Director who has been granted an Award.

3.21 "Permitted Transferee" shall have the meaning given such term in Section 12.4.

3.22 "Plan" means this S.Y. Bancorp, Inc. 2005 Stock Incentive Plan, as in effect from time to time.

3.23 "Restricted Period" means the period established by the Committee with respect to an Award of Restricted Stock during which the Award remains subject to forfeiture.

3.24 "Restricted Stock" means a share of Common Stock granted to a Participant pursuant to Article 9 that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

3.25 "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

3.26 "Stock Appreciation Right" or "SAR" means a right granted to a Participant pursuant to Article 8 with respect to a share of Common Stock to receive upon exercise Common Stock equal to the appreciation in value of a share of Common Stock.

3.27 "Termination of Employment" or "Service" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or an Affiliate. With respect to a Director, it shall be deemed to occur on a Director's cessation of service on the board of directors of both the Company and all Affiliates. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or Affiliate and the Employee. No termination shall be deemed to occur if (i) the Participant is a Director who becomes an Employee, or (ii) the Participant is an Employee who


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becomes a Director, except in the latter case Incentive Stock Options shall become Nonqualified Stock Options if not exercised within the time period following employment termination provided for in Section 7.3.

                            ARTICLE 4--ADMINISTRATION

4.1 Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;
(x) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. In the case of an Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exemption.

This plan and grants made under it shall at all times be construed to avoid awards constituting "deferred compensation" within the meaning of Internal Revenue Code Section 409A, or, if an award is intended to come within the meaning of that phrase, the terms of its grant shall be construed to include all design restrictions in that Code section required so that the award recipient shall not be treated as income-taxable on a value for the award before property or cash related to it is delivered to the award recipient.

4.2 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or


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Awards granted hereunder, and each member of the Committee (or delegatee of the
Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

4.3 Administration With Respect To Named Executives. The per-share exercise price of an Option granted to a Named Executive shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance-based compensation under Code Section 162(m). With respect to Restricted Stock Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify as performance-based compensation under Code Section 162(m).

                      ARTICLE 5--SHARES SUBJECT TO THE PLAN

5.1     Available Shares

Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 700,000 shares of Common Stock.

 The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to any one Participant during a calendar year is 40,000. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards to any one Participant during a calendar year is 20,000.

The maximum number of shares of Common Stock that may be issued in the form of Incentive Stock Options shall be 700,000.

Shares of Common Stock issued pursuant to the Plan may be original issue or from shares of Stock which have been reacquired by the Company, or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine.

5.2     Adjustments for Recapitalizations and Reorganizations.

The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, the Company shall effect a split, subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to receive (or to


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purchase, if applicable) under such Award, in lieu of the number of shares of
Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to (i) adjustment by the Committee in its sole discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock, or (ii) in the case of a Change of Control transaction, if approved by the Committee in its sole discretion, replacement with a comparable Award pursuant to Article 10.

In the event of any changes in the outstanding Common Stock provided for in this
Section 4.2, the aggregate number of shares available for grant of Awards under the Plan shall be equitably adjusted by the Committee, whose determination shall be conclusive.

Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Code Section 424(h), and adjustments on other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Option Awards as well.

5.3 Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

        (i) Options and Restricted Stock. The grant of Options or Restricted Stock shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

        (ii) SARs. The grant of SARs that may be paid or settled only in Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Common Stock with respect to which the Award is exercised over the number of shares of Common Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan.

        (iii) Cancellation, Forfeiture and Termination. If any Award referred to in Sections 4.3(i) or (ii), is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.



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        (iv)  Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

                             ARTICLE 6--ELIGIBILITY

         The Committee shall select Participants from those Employees and directors that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

                            ARTICLE 7--FORM OF AWARDS

7.1 Form of Awards. Awards may be granted under the Plan, in the Committee's sole discretion, in the form of Options pursuant to Article 7, SARs pursuant to
Article 8, Restricted Stock pursuant to Article 9, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure than an Award constitutes "qualified performance based compensation" within the meaning of section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. An Award Agreement must provide that a Participant may not elect to defer receipt of income attributable to the exercise or vesting of an Award, and unless and until the Committee concludes that making the receipt of Restricted Stock contingent on the exercise of an Option or SAR is not creating deferred compensation within the meaning of Code
Section 409A, no such combination shall be granted.



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7.2     No Repricing. Except for adjustments made pursuant to Section 4.2, the exercise price for any outstanding Option or SAR shall not be decreased after the Grant Date, nor may any outstanding Option or SAR be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

7.3 No Reload Rights. Options shall not contain any provision entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.

                               ARTICLE 8--OPTIONS

8.1 General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

8.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion, provided that an option providing for the receipt of Restricted Stock upon exercise may not be transferable during life of the Participant to Permitted Transferee .

8.3 Restrictions Relating to Incentive Stock Options. Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with section 422(b) of the Code. Accordingly, no Incentive Stock Options shall be

        (i) be granted later than ten years after the date of adoption of the Plan by the Board; or

        (ii) be exercisable for the first time during any calendar year (after aggregating all Incentive Stock Options granted under this and all other stock option plans of the Company or an Affiliate) if the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Participant's Incentive Stock Options shall exceed $100,000. If Options or portions of Options become exercisable for the first time as a result of acceleration under Article 10 and cause this $100,000 limit to be exceeded, Options in excess of the limit shall be treated as a Nonqualified Stock Option for tax purposes, in accordance with the first-grant ordering rules of Treas. Reg. ss. 1.422-4; or

        (iii) have an exercise price any less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date, or such higher price as is determined by the Committee. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, within the


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     meaning of section 422(b)(6) of the Code, unless (a) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (b) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option; or

        (iv) be transferable, by the Participant otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Participant's lifetime, only by the Participant; or

        (v) be exercisable after Termination of Employment later than (i) at the expiration of one year in the event of Termination of Employment due to Disability; (ii) at the expiration of one year after the Participant's death, if the Termination of Employment occurs by reason of death; or (iii) three months following Termination of Employment for any other reason, unless the award by its terms provides that, the Option is exercisable longer in certain events and acknowledges that if so exercised later, will be then converted into a Nonqualified Stock Option.

8.4 Additional Terms and Conditions. The Committee shall determine the time or times at which an Option will vest and become exercisable. At the time of an Award of an Option, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Option, including without limitation rules pertaining to earlier or later (in the case on Nonqualified Stock Options) lapse upon Termination Of Employment Or Service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the Option, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan; provided, that if the Nonqualified Stock Option does not specifically state when it may be exercised after Termination of Employment or Service, the Option shall be governed by the provisions stated above for Incentive Stock Options. In no event shall an Option be issued or changed hereunder to allow its net value to be settled in cash rather than in Stock, or for an exercise price that is or may become less than the Fair Market Value of the Stock on the Grant Date.

8.5     Exercise of Options.

Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery to the Company's principal executive office of a written notice of exercise, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

Upon exercise of an Option, the exercise price of the Option shall be payable to the Company in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months [one year in the case of stock acquired by Incentive Stock Option Exercise] having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses
(i) and (ii) above. Notwithstanding the preceding sentence, any such right to exercise by delivery of already-owned stock shall be ineffective and void from its inception if such a right is deemed to be a feature allowing deferral of


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compensation within the meaning of Code Section 409A that would eliminate the
Option's status as exempt from the deferred compensation rules of that Code Section. An Option may not be exercised for a fraction of a share of Stock. Any surrender by a person subject to the reporting requirements of Section 16b of the Exchange Act of previously owned shares of Stock to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 under the Exchange Act.

As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, the Company shall (i) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

The Company or Affiliate shall reflect the exercise of any Incentive Stock Option on an informational report as required by Code Section 6039 no later than January 31 of the year following exercise. The compensation resulting from exercise of a Nonqualified Stock Option or a Restricted Stock Award by an Employee or former Employee, and related income and employment tax withholding related thereto, shall be reported on that Employee's W-2 Form for the year of exercise or vesting (as the case may be) as required by the Code.

                      ARTICLE 9--STOCK APPRECIATION RIGHTS

9.1 General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than ten years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the Termination Of Employment Or Service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

9.2 Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in shares of Common Stock, as provided in the Award Agreement.

                          ARTICLE 10--RESTRICTED STOCK

10.1 General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals and restrictions under applicable Federal or state securities laws.

10.2 Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee. The Committee may not retain the discretion to lengthen the Restricted Period, if such change in the Restricted Period would have the effect of delaying the date on which the Award ceases being subject to a "substantial risk of forfeiture" within the meaning of Sections 83(b) and 409A of the Code and therefore subject to Federal income tax. However, that the Committee may provide in the Award Agreement that restrictions on forfeiture will be waived in whole or in part in the event of Termination of Employment or Service on account of death or Disability, and, unless provided to the contrary in the Award Agreement, shall be waived upon a Change in Control.

10.3 Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of the Company, in the name of a nominee of the Company, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the Termination Of Employment Or Service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to expiration of the Restricted Period.

10.4 Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of the Company or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article 10, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

10.5 Code Section 162(m) Provisions. Notwithstanding any other provision of the Plan, if the Committee determines, at the time a Restricted Stock Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, then the Committee may provide that this Section 9.5 is applicable to such Award.

        (i) Performance Criteria. If a Stock Award is subject to this Section 9.5, then the lapsing of restrictions thereon and the distribution of Stock pursuant thereto, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:

             (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis);
             (ii)   return on equity;
             (iii)  return on assets;
             (iv)   revenues;
             (v)    expenses or expense levels;
             (vi)   one or more operating ratios;
             (vii)  stock price;
             (viii) stockholder return;
             (ix) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;
             (x)    economic value added (together, the "Performance Criteria").


Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Code
Section 162(m), or any successor provision thereto, and the regulations thereunder. Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in this Section 9.5 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.

        (ii) Adjustment Of Restricted Stock Awards. Notwithstanding any provision of the Plan to the contrary, with respect to any Restricted Stock Award that is subject to this Section 9.5, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change in Control.

                         ARTICLE 11--CHANGE OF CONTROL

11.1    General Rule-Rights Accelerate. Except as provided otherwise in Section
10.2 or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in this Plan, upon any Change of Control, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:

        (i) if no exercise of the Award is required (i.e. with respect to Restricted Stock), the Award will be nonforfeitable in full at the time of the occurrence of the Change of Control (the "Change Effective Time"), or

        (ii) if exercise of the Award is required, the Award may be exercised at the Change Effective Time, provided, however, that in the case of the events described in clauses (iii) and (iv) of the definition of a Change of Control in this Plan, each Award requiring exercise that is not exercised at the Change Effective Time shall lapse and all rights thereunder shall be forfeited immediately after the Change Effective Time if the Participant holding such Award has received written notice at least 15 days prior to the Change Effective Time of his right to exercise the Award at the Change Effective Time.

11.2 Award Substitution Avoids Lapse of Awards. In the event outstanding Awards are replaced as of the Change Effective Time by comparable types of awards of substantially equivalent value, and such replacement meets the conditions of a modification that would be permitted under Code Section 424 with respect to an Incentive Stock Option (and similar principles for other Awards to avoid them becoming deferred compensation within the meaning of Code Section
409A), Section 10.1(ii) shall not apply.

                     ARTICLE 12--AMENDMENT AND TERMINATION

12.1 Plan Amendment and Termination by Board. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; except that,

        (i) no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award;

        (ii) the Board may not decrease the price of any Option to less than the option price on the date the Option was granted; or

        (iii) the Board may not extend the exercise period of an Option beyond that originally stated at grant, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature within the meaning of Code Section 409A.

Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination.

12.2 Shareholder Approval Required for some changes. Notwithstanding Section 11.1, no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by a majority of the stockholders of the Company

        (i) if such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article 4) or changes the designation or class of persons eligible to receive Awards under the Plan, or

        (ii) to make any grants of Awards after any change in the granting corporation (for example, by assumption of the Plan by another corporation) or in the definition of Common Stock; or

        (iii) if counsel for the Company determines that such approval is otherwise required by or necessary to comply with applicable law.

12.3 Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but no such amendment shall adversely affect in any material way the Participant's (or a Permitted Transferee's) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award, and no amendment may have the effect of deferring the taxation of amounts under the Awards beyond the date taxation would have occurred absent that change.

12.4 Performance-Based Compensation. In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall not, without the approval of a majority of the stockholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award's continued eligibility for the performance-based compensation exemption under section 162(m) of the Code.

                           ARTICLE 13--MISCELLANEOUS

13.1 Award Agreements. After the Committee grants an Award under the Plan to a Participant, the Company and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

13.2    Listing; Suspension.

As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

If at any time counsel to the Company or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company or its Affiliates under the laws of any applicable jurisdiction, the Company or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or its Affiliates.

Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

13.3 Additional Conditions. Notwithstanding anything in the Plan to the contrary: (i) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (ii) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

13.4 Transferability. No Award shall be subject to execution, attachment or similar process. No Award of Incentive Stock Options or Restricted Stock during its Restricted Period may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. If provided in the Award Agreement, all Nonqualified Stock Options or SARs (other than those issues in tandem with Incentive Stock Options) may be transferred by a Participant to a Permitted Transferee. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee; provided, however, that in the event of a Participant's legal incapacity, an Award may be exercised by his guardian or legal representative. For purposes of the Plan, "Permitted Transferee" means
(i) a member of a Participant's immediate family, (ii) any person sharing the Participant's household (other than a tenant or employee of the Participant),
(iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to the Company. In determining whether a person is a "Permitted Transferee," immediate family members shall include a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

13.5 Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes; in each case subject to the Committee first determining that such a feature would not bring the Award within the definition of deferred compensation for purposes of Code Section 409A. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

13.6 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, the Committee shall round fractional shares down to the nearest whole share.

13.7 Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or
(iii) if sent by telecopy or facsimile transmission, when the answer back is received. the Company or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his address as set forth in the records of the Company or (ii) to the Company at the principal executive offices of the Company clearly marked "Attention: General Counsel."

13.8 Binding Effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

13.9 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

13.10 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against the Company or any Affiliate as a result of such action.

13.11 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the Commonwealth of Kentucky except as superseded by applicable federal law.

13.12 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan.

13.13 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by the Company or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by the Company or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

13.14 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation the Company and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

13.15 Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the

Company to terminate a Participant's employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

13.16 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

IN WITNESS WHEREOF, this Plan has been executed as of the Effective Date.

S.Y. BANCORP, INC.





By: /s/ David P. Heintzman
    ---------------------------------
       David P. Heintzman
       Chairman, CEO and President








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